EXHIBIT  16.1



December  9,  1999



Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read the statements made by Sportan United Industries, Inc., Commission file number 000-25223 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form
8-K report for November 29, 1999, as amended. We agree with the statements concerning our Firm in such Form 8-K.

Very  truly  yours,

MANN  FRANKFORT  STEIN  &  LIPP,  P.C.


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